UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

LION COPPER AND GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55139	98-1664106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

143 S Nevada St.
 Yerington, Nevada, United States 89447
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (917) 371-2966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 8, 2024, the Company issued 4,107,998 units at $0.042 (C$0.05625) per unit and 41,707,215 common shares at $0.042 (C$0.05625) to settle $1,924,239 of debt (the "Debt Settlement"). Each unit is comprised of one common share and one common share purchase warrant of the Company. Each warrant is exercisable into one additional common share at a price of US$0.056 (C$0.075) per share for a period of 5 years from the date of issuance.

On March 8, 2024, the Company also issued an aggregate of 23,809,522 units a price of $0.042 (C$0.05625) per unit for aggregate gross proceeds to the Company of $1,000,000 (the "Private Placement"). Each unit consists of one common share and one common share purchase warrant of the Company. Each warrant is exercisable into one additional common share at a price of $0.056 (C$0.075) per share for a period of 5 years from the date of issuance. The Company intends to use the net proceeds from the Private Placement for general working capital purposes.

The units, the shares and the warrants were issued to accredited investors in private transactions pursuant to Rule 506(b) of Regulation D under the United States Securities Act of 1933, as amended.

Item 8.01. Other Events.

The Company's press releases announcing the offer and sale of the units, the shares and the warrants, are attached as Exhibits 99.1, 99.2 and 99.3 to this Form 8-K. The press releases are being furnished with this Form 8-K and are not considered filed.

Item 9.01 Financial Statements and Exhibits.

99.1	News release dated February 15, 2024
99.2	News release dated February 26, 2024
99.3	News release dated March 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lion Copper and Gold Corp.
Date:	March 14, 2024	(Registrant)

"Charles Travis Naugle"
Charles Travis Naugle, Chief Executive Officer